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                                                                       Exhibit 2
August 14, 2002

GE Capital Life Assurance Company of New York
125 Park Avenue
6th Floor
New York, New York 10017-5529


Re:      GE Capital Life Assurance Company of New York
         GE Capital Life Separate Account III
         Pre-Effective Amendment No. 1
         1933 Act File No. 333-88312

Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York (the "Company") and its GE Capital Life Separate Account III (the "Separate Account") in connection with the registration of flexible premium single life and joint and last survivor variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6, including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue life insurance and annuity contracts.

     2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

     3. The issuance and sale of flexible premium single life and joint and last survivor variable life insurance policies have been duly authorized by the Company. The Policies, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the Policies must be approved, prior to the issuance thereof in certain jurisdictions.

     4. To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

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August 14, 2002
Page 2


I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-6 for the Policies and the Separate Account.



Very truly yours,

Thomas E. Duffy, Counsel